                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant __X__
Filed by a Party other than the Registrant ___
Check the appropriate box:
 ___ Preliminary Proxy Statement
 ___ Confidential, For Use of the Commission only (as permitted by
     Rule 14a-6(e)(2))
 _x_ Definitive Proxy Statement
 ___ Definitive Additional Materials
 ___ Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                           Marlton Technologies, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Alan I. Goldberg
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
_x_  No Fee Required

___ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         1)  Title of each class of securities to which transaction applies:

             ---------------------------------------------------------------
         2)  Aggregate number of securities to which the transaction applies:

             ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

             ---------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:

             ---------------------------------------------------------------

         5)  Total Fee paid:_____________________________________

___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

              -------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:

              -------------------------------------------------
         3)  Filing Party:

              -------------------------------------------------
         4)  Date Filed:

              -------------------------------------------------

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  June 11, 1997

                                ----------------

To the Shareholders of MARLTON TECHNOLOGIES, INC.:

           The Annual Meeting of Shareholders of MARLTON TECHNOLOGIES, INC. will be held on Wednesday, June 11, 1997 at 9:00 a.m. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania 19154, for the following purposes:

           (1) To elect to the Board two directors.

           (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

           The close of business on April 23, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

           YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                           By order of the Board of Directors



                                           Alan I. Goldberg
                                           Secretary



Philadelphia, Pennsylvania
April 28, 1997

                           MARLTON TECHNOLOGIES, INC.

                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         Annual Meeting of Shareholders
                            To Be Held June 11, 1997


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of MARLTON TECHNOLOGIES, INC. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held June 11, 1997 and at any adjournments thereof (the "Annual Meeting"). If the enclosed Proxy is properly executed and returned, the shares represented will be voted in accordance with the instructions specified by the shareholder. If no instructions are given, those shares will be voted in favor of the nominees for director (with discretionary authority of the proxies to cumulate votes), and in the discretion of the proxies, upon such other business as may properly come before the meeting. Proxies may be revoked at any time prior to being voted, (i) by delivery of written notice to the Company's Secretary, (ii) by submission of a later dated proxy, or (iii) by revoking the proxy and voting in person at the Annual Meeting.

         This Proxy Statement, the enclosed Proxy and the 1996 Annual Report of the Company are first being mailed to the Company's shareholders on or about April 28, 1997.

                                  VOTING RIGHTS

         Only shareholders of record at the close of business on April 23, 1997 (the "Record Date") will be entitled to vote at the meeting. On that date there were outstanding 4,748,250 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"). Each share is entitled to one vote on all matters, except that cumulative voting rights are in effect for the election of directors. Each shareholder may cast as many votes as there are directors to be elected for each share held by him, and may cast his total number of votes for one nominee or divide the total among any number of nominees. The two candidates receiving the greatest number of votes cast will be elected as directors of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve any other proposals for which proxies from shareholders are being solicited pursuant to this Proxy Statement. Abstentions will be counted for purposes of determining a quorum but will not be counted otherwise, and broker non-votes on specific matters will not be counted for any purpose.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date with respect to (i) those persons known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock, and (ii) each director, nominee, executive officer, and all directors and executive officers of the Company as a group:

                                                                           Amount and Nature            Percent
                                                                             of Beneficial                of
            Name and Address of Beneficial Owner                               Ownership               Class (1)
            ------------------------------------                           ---------------------       --------
Citibank, N.A. ("Citibank"), as Trustee of the
Commingled Employee Benefit Trust ("CEBT")
399 Park Avenue
New York, New York 10043 ............................................        772,226(2)                   16.3%
Alan I. Goldberg
2828 Charter Road
Philadelphia, Pennslvania 19154 .....................................        654,574(3)                   12.3
Robert B. Ginsburg
2828 Charter Road
Philadelphia, Pennsylvania 19154 ....................................        648,374(3)                   12.2
Tsubasa System Co. Ltd. ("Tsubasa")
Tachibana Annex Building
2-25-14 Kameido, Koto-Ku
Tokyo, Japan 136 ....................................................        500,000(4)                   10.5
Stanley D. Ginsburg
50 Belmont Ave., #1014
Bala Cynwyd, PA 19004 ...............................................        287,602(5)                    6.1
Ira Ingerman
1300 Centenial Road
Narberth, PA 19072 ..................................................        287,602(5)                    6.1
Fred Cohen  .........................................................        139,053(6)                    2.9
E.D. Costantini, Jr. ................................................        127,500(7)                    2.6
Dr. William F. Hamilton .............................................         67,764(8)                    1.4
Seymour Hernes ......................................................         62,133(9)                    1.3
All directors and executive officers as a group (6 persons)..........      1,648,439(3,6,7,8,9)           27.1
-------------


(1) Percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of the Record Date, plus for any shareholder or shareholder group, the number of shares which would be outstanding if that shareholder or shareholder group exercised all stock options and conversion rights exercisable within 60 days after the Record Date.

(2) CEBT is a collective investment fund for various tax exempt pension and profit sharing trusts for which Citibank acts as trustee. Record ownership of these shares is in the name of a nominee of Citibank. Citibank disclaims beneficial ownership of such shares.
(3) Includes for each of Messrs. Goldberg and Ginsburg, an aggregate of 560,215 shares which may be acquired within 60 days after the Record Date upon the exercise of outstanding stock options and conversion rights. Includes for each of Messrs. Goldberg and Ginsburg 57,159 shares held by the Company's 401k Plan for the benefit of Company employees. Each of Messrs. Goldberg and Ginsburg is a trustee of such plan, and each disclaims beneficial ownership of all such shares except 3,000 held for benefit of each as a participant in such plan.
(4) On January 22, 1996, in connection with a restructured joint venture with the Company, Tsubasa received 500,000 unregistered shares and the waiver by the Company of all future royalties from Sparks Japan, in consideration of a Tsubasa $3,000,000 investment in the Company.
(5) On June 18, 1992, Messrs. Ginsburg and Ingerman filed a Schedule 13D with the Securities and Exchange Commission indicating that they jointly held 130,000 shares with joint voting and dispositive powers and that each of them had the right to acquire 185,491 shares with sole voting and dispositive power as a result of conversion rights obtained in connection with the August 1990 sale of Sparks Exhibits Corp. to the Company. Each of Messrs. Ginsburg and Ingerman exercised their conversion rights in part and each obtained 37,500 shares on August 7, 1992, 112,235 shares on August 25, 1993 and, in accordance with an amended August 7, 1995 agreement, 72,867 shares on January 1, 1997. On September 30, 1996, Messrs. Ginsburg and Ingerman filed Amendment No. 1 to Schedule 13D, indicating that they no longer held any shares jointly, that each maintains independent discretion regarding his shares, and that they disclaim that they are a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934.
(6) 99,713 of these shares are held in trust for the benefit of the children of Mr. Cohen and an additional 14,300 shares and an aggregate of 400 shares are held directly by his wife and children, respectively. Mr. Cohen disclaims beneficial ownership of such shares. Includes an aggregate of 20,000 shares which Mr. Cohen may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.
(7) Includes an aggregate of 112,500 shares which Mr. Costantini may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.
(8) Includes an aggregate of 39,500 shares which Dr. Hamilton may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.
(9) Includes an aggregate of 2,000 shares held directly by his wife. Mr. Hernes disclaims beneficial ownership of such shares. Also includes an aggregate of 39,500 shares which Mr. Hernes may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         Of the shares held by CEBT, 608,388 were purchased from the Company for an aggregate consideration of $999,994.75 on May 3, 1968. The related purchase agreement provides, among other things, that the Company will use its best efforts, if requested, to cause the election of a nominee of Citibank to the Board. Citibank has not designated any nominee for the upcoming election of directors. The purchase agreement also provides CEBT with the right to require the Company to register for sale shares owned by CEBT at the Company's expense or to participate in any registration of shares undertaken by the Company.

                              ELECTION OF DIRECTORS

         The Board is divided into three classes of directors. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three year term. In accordance with the Company's Restated Certificate of Incorporation and By-Laws, the Board by resolution has fixed the total number of directors at five. Alan I. Goldberg and Seymour Hernes have been designated by the Board as its nominees for election as directors at the Annual Meeting, to serve for the term expiring in 2000. Since only two nominees are to be elected, proxies cannot be voted for more than two individual.

         The Company has no reason to believe that a nominee will be disqualified or unable or unwilling to serve if elected. However, if a nominee should become unavailable for any reason, proxies may be voted for another person nominated by the Board to fill the vacancy. Following is certain information concerning the nominees, as well as those directors whose terms of office are continuing after the meeting.

                                                                   Director
                  Name                                  Age          Since
                  ----                                  ---          -----

     Nominees for Three-Year Term:

     Alan I. Goldberg .............................     45           1991
     Seymour Hernes ...............................     70           1968

     Directors Continuing in Office until 1998 Annual Meeting:

     Fred Cohen ...................................     67           1966
     Dr. William F. Hamilton ......................     57           1988

     Director Continuing in Office until 1999 Annual Meeting:

     Robert B. Ginsburg ...........................     43           1990

           Alan I. Goldberg has served as an officer of the Company since August 1990 and is currently Executive Officer and Secretary of the Company. Mr. Goldberg is a corporate attorney. From April 1987 through August 1990 he was involved in venture capital investments and business acquisitions as a principal of Omnivest Ventures, Inc.

           Seymour Hernes served as the Company's Executive Vice President from March 1973 until December 1990, and has served as Vice Chairman of the Board since January 1991.

           Fred Cohen, a founder of the Company, served as the Company's Chief Executive Officer from May 1966 until December 1990, and has served as Chairman of the Board since May 1966.

           Dr. William F. Hamilton has been Director of the Management and Technology Program and Landau Professor of Management and Technology in the Wharton School and the School of Engineering and Applied Science at the University of Pennsylvania since 1978. Dr. Hamilton serves as a director of Hunt Manufacturing Company (NYSE), Centocor, Inc. (NASDAQ), Neose Technologies, Inc. (NASDAQ) and Digital Lightwave, Inc. (NASDAQ).

           Robert B. Ginsburg has served as an officer of the Company since August 1990 and is currently Chief Executive Officer and President of the Company. Mr. Ginsburg is a Certified Public Accountant. From 1985 to August 1990, Mr. Ginsburg was actively involved in the development and management of business opportunities, including the acquisition of manufacturing companies, investment in venture capital situations and the provision of finance and management consulting services as a principal of Omnivest Ventures, Inc.

           Messrs. Ginsburg and Goldberg have employment agreements with the Company which require the Company and the Board to use their best efforts to cause them to be elected as directors for a term equal to the term of their employment agreements.

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission, the American Stock Exchange, and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that for 1996, the Company's directors, officers and greater than 10% beneficial owners complied with all
Section 16(a) filing requirement.


            MEETINGS OF THE BOARD AND COMMITTEES, ATTENDANCE AND FEES

           Three meetings of the Board were held during 1996. All meetings were attended by all of the directors who were in office at the time.

           Directors not employed by the Company receive Company Common Stock (currently in the amount of $3,000 of market value) under the Company's 1992 Director Stock Plan instead of a cash annual retainer, plus a fee of $833 for each Board meeting attended. For 1996, such directors also received a stock option award of 10,000 shares at the then current fair market value, vesting over a one year period of service as a director, and exerciseable for a period of five years. During 1996, Mr. Cohen also received $12,500 as compensation for consulting services provided in developing a sales reporting and forecasting software system, but Mr. Cohen did not receive any cash compensation for attending meetings of the Board. Directors employed by the Company receive no additional compensation for their services as directors of the Company. Members of the Audit Committee who are not employees of the Company receive a fee of $250 for each meeting attended. Members of the Compensation Committee receive no additional compensation for their service in such capacity.

         The Audit Committee's functions include the recommendation to the full Board of the engagement of the Company's independent public accountants, the review with the chief financial officer of the Company and the Company's independent public accountants of the scope and results of the audit and other activities performed by the independent public accountants for the Company, and inquiries into special accounting or related matters. This committee was established in April, 1985. One formal meeting was held during the last fiscal year by this committee, and substantially all committee functions were covered at meetings attended by the full Board. This committee currently consists of Messrs. Cohen and Hamilton.

         The Company has a Compensation Committee which is appointed by the Board and currently consists of Messrs. Cohen, Hamilton and Hernes. The primary functions of this committee are to review and determine executive compensation, and to administer the Company's 1984 Incentive Stock Option Plan, the Non-Qualified Stock Option Plan, the Directors and Consultants Stock Option Plan, the 1990 Stock Option Plans, and the 1992 Employee Stock Plan. Subject to the provisions of each plan, the committee prescribes the number of shares and terms of each option and stock grant, and interprets and makes all other determinations for the administration of each plan. Although no formal meetings were held during the last fiscal year, all decisions during the fiscal year were made by written resolutions, in lieu of meetings, consented to by each member of the committee, or by telephone discussions among committee members.

         The Company does not have any nominating committee of the Board, nor committee performing similar functions.

                       EXECUTIVE OFFICERS AND COMPENSATION

           The following Summary Compensation Table sets forth the aggregate amounts paid or accrued by the Company and its subsidiaries during the last three fiscal years to its Chief Executive Officer and to each of the most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:




                                         Annual  Compensation              Long Term Compensation
                                     -------------------------------   ----------------------------------
                                                            Other
                                                            Annual                  Securities               All Other
                                                            Compen-    Restricted   Underlying     LTIP       Compen-
     Name and                                     Bonus     sation       Stock       Options/     Payouts     sation
Principal Position        Year       Salary ($)    ($)        ($)      Awards($)     SARs (#)        ($)      ($)(2)
------------------        ----      -----------  ------    --------   -----------   ----------   ---------   ---------

Robert B. Ginsburg        1996        145,000     152,000       -           -             -          -        1,000
 President & CEO          1995        129,615      70,000       -           -             -          -        1,000
                          1994        125,000      50,000       -           -             -          -        1,000

Alan I. Goldberg          1996        100,000     152,000       -           -             -          -        1,000
 Executive Officer        1995         83,077      70,000       -           -             -          -        1,000
  & Secretary             1994         78,000      50,000       -           -             -          -        1,000

E. D. Costantini, Jr.     1996        100,000      89,560       -           -          60,000        -        1,000
 CFO & Treasurer          1995         98,000      50,750       -           -             -          -        1,000
                          1994         86,500      26,250       -        $7,813 (1)    60,000        -          468


---------
           (1) On January 1, 1994, Mr. Costantini was awarded 5,000 shares of restricted Common Stock vesting immediately. At fiscal year-end, Mr. Costantini held 5,000 shares of restricted Common Stock with an unrestricted market value of $19,375.

           (2) Consists solely of Company matching 401k Plan contributions in the form of restricted Common Stock, which Plan is available to all non-union employees of the Company.



                      Option/SAR Grants in Last Fiscal Year



                                             Individual Grants                                            Potential
------------------------------------------------------------------------------------------             Realizable Value
                               Number           % of Total                                              Assumed Annual
                                 of              Options/                                            Rates of Stock Price
                             Securities            SARs                                                   Appreciation
                             Underlying         Granted to       Exercise                               for Option Term
                              Options/          Employers        or Base         Expira-         ---------------------------
                                SARs                in            Price           tion
   Name                       Granted           Fiscal Year       ($/Sh)          Date           5%  ($)           10%  ($)
   ----                      ---------         -----------       -------         -------         -------           --------

Robert B. Ginsburg               0                   -              -                -              -                  -
Alan I. Goldberg                 0                   -              -                -              -                  -
E. D. Costantini, Jr.       60,000 (1)              18%          $2.00            1/1/01            0               $6,828

---------
(1) Options vest at the rate of 2,500 per month over a two year period after the date of issuance, based on Mr. Costantini's continued employment.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                             Number of
                                                                            Securities                    Value of
                                                                            Underlying                  Unexercised
                                                                            Unexercised                In-the Money
                                                                            Options/SAR               Option/SARs at
                                                                             FY-End (#)                 FY-End ($)
                          Shares Acquired                                   Exercisable/               Exercisable/
         Name             on Exercise (#)      Value Realized ($)          Unexercisable              Unexercisable
         ----             ---------------      ------------------          -------------              --------------

Robert B. Ginsburg                -                          -            540,403/46,300            $1,177,937/$86,813
Alan I. Goldberg                  -                          -            540,403/46,300            $1,177,937/$86,813
E. D. Costantini, Jr.        15,000                    $33,750             97,500/30,000            $  182,813/$56,250


         During 1996, the only grants of Stock Options, Long-Term Incentive Plan awards or Stock Appreciation awards was a grant to Mr. Costantini of 60,000 options, vesting over a two year period, exerciseable at a price of $2.00 per share, as shown above.

         Pursuant to amended employment agreements dated January 22, 1996 and expiring December 31, 2000, Mr. Ginsburg is employed as the Company's President and Chief Executive Officer at a base salary of $145,000 per year, and Mr. Goldberg is employed as the Company's Executive Officer and Secretary (currently on a 28 hour per week basis) at a base salary of $100,000 per year. Under their amended employment agreements, Messrs. Ginsburg and Goldberg each receive an annual bonus equal to 5% of the defined pre-tax profits of Sparks Exhibits Corp. and any subsequently acquired business. Each employee may recommend to the Company's Compensation Committee a reduction in his annual bonus, subject to approval of the Compensation Committee. Each of Messrs. Ginsburg and Goldberg recommended an approximate $10,000 reduction for 1994 in his respective annual bonus, which reductions were approved by the Compensation Committee.

         Under their former employment agreements dated August 6, 1990, Messrs. Ginsburg and Goldberg each received deferred compensation of $20,000 per year through August 1993, with interest compounded annually at 8%, payable in full in August 1993. Each of them also received an annual bonus equal to 5% of the defined pre-tax profits of Sparks Exhibits Corp. and any subsequently acquired business, with interest compounded annually at 8%, payable in full no later than May 31, 1993. Such deferred compensation, accrued bonus and interest (collectively, "Accrued Compensation") was convertible at the option of each of them into Common Stock at $1.60 per share ($.75 for the first 11,500 shares). Pursuant to their amended employment agreements, no additional deferred compensation accrued after August 6, 1993, the Company may defer payment of all Accrued Compensation to such time as its cash flow reasonably permits payment (provided interest continues until paid and the Company will make minimum annual payments of at least $50,000 of such Accrued Compensation per year to each employee), and all of the employees' rights to obtain Common Stock with respect to the full amount of Accrued Compensation continues until December 31, 2000, notwithstanding payment by the Company of some or all of the Accrued Compensation at any earlier date.

         Edmond D. Costantini, Jr., age 42, has served as an officer of the Company since January 1991 and is currently Chief Financial Officer and Treasurer of the Company. Mr. Costantini is a Certified Public Accountant, and was involved in the commercial vehicle and equipment leasing industry from 1980 through May 1990 in various capacities, including founder and President/Chief Financial Officer of Hansen Leasing Corporation.

         Pursuant to an amended employment agreement dated January 1, 1996, Mr. Costantini currently receives a base salary of $100,000 per year, an annual bonus of $30,000 if the Company achieves $400,000 of defined pre-tax profits, plus 5% of any excess above $400,000, plus an annual bonus of from 5% to 12% of defined pre-tax profits above $200,000 of the portables exhibit group.

         In the event of termination of Messrs. Ginsburg's or Goldberg's employment without cause by the Company, each is entitled to all compensation payable under his respective employment agreement over the remaining term and the economic benefit of all stock options as if his employment agreement were not terminated. In the event of termination of Mr. Costantini's employment without cause by the Company, remaining options based on continued employment will immediately vest.


             Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors, composed of the Company's three non-employee directors, reviews and recommends to the Board executive compensation and administers the Company's stock option and award plans. The objective of the Company's compensation program is to build shareholder value by attracting and retaining key executives. The Committee establishes compensation programs which it believes are reasonable and competitive with similarly situated companies. The components of the Company's executive compensation program are base salary, bonus plans and stock options and awards.

        Base Salary. Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. Base salary is specified in employment agreements ranging from 2 to 5 years in duration and is subject to review at the end of the contract term. Salaries may also be reviewed and increased during the term at the discretion of the Board. For 1996, the Committee recommended and the Board approved adjustments to the base salary of its chief financial officer whose employment agreement was renewed for a two year term, based on the Committee's evaluation of the officer's individual performance. No other executive base salaries were reviewed or increased in 1996.

        Bonus Plans. The Company establishes bonus plans intended to encourage improved operating and financial results. Bonus plans are specified in employment agreements ranging from 2 to 5 years in duration and are subject to review at the end of the contract term. The 1996 objectives for all executive officers and under their bonus plans were based on the Company's operating and financial results measured by the Company's or its subsidiaries' income. The CEO's 1996 plan was linked to operating and financial results by providing for a bonus of 5% of the defined pre-tax profits of all subsidiaries of the Company.

        Stock Options and Awards. The long-term component of the Company's incentive compensation program consists of equity-based grants which have been in the form of stock options and restricted stock awards. These grants are designed to create a mutuality of interest with shareholders by motivating the CEO and the other executive officers and key personnel to manage the Company's business so that the shareholders' investment will grow in value over time. The Committee's policy has been to base individual awards on an evaluation of an executive's performance and the overall performance of the Company. The Committee may also consider the amount of an individual's outstanding or previously granted options or shares in determining the size of the grant. The 60,000 stock options granted to the CFO in 1996 reflected these policies and, as in the case of the other executive officers, the results of the Committee's review of his performance conducted when it considered his employee agreement renewal for 1996.

        Tax Deductibility. With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, the Company does not expect to have any amount of compensation exceeding the $1 million annual limitation.

                                         Dr. William F. Hamilton - Chairman
                                         Fred Cohen
                                         Seymour Hernes

           Compensation Committee Interlocks and Insider Participation

         For 1996, Messrs. Cohen, Hamilton and Hernes served as the Compenstion Committee of the Board of Directors. Messrs. Cohen and Hernes were employees of the Company prior to December 31, 1990.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return on the Company's Common Stock on a yearly basis over the five-year period ended December 31, 1996, and compares this return with (i) the American Stock Exchange Market Value Index and (ii) the 59 public companies listed in the Company's Standard Industrial Code 7389 - Business Services Not Elsewhere Classified. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.

     300|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                * |
     250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                & |
     200|------------------------------------------------------------------|
        |                                                  &               |
        |                                                                  |
        |                                                                  |
  D     |             *                                                    |
  O     |                                                                  |
  L  150|------------------------------------------------------------------|
  L     |                         &          &                           # |
  A     |                                                 #                |
  R     |                         #                                        |
  S     |                                                                  |
        |             &#          *          #                             |
     100|*&#---------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                  *               |
        |                                    *                             |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
        |                                                                  |
       0|-|-----------|-----------|----------|-------------|-------------|-|
         1991        1992       1993        1994          1995         1996



* = Marlton Technologies Inc.       & = SIC Code      # = AMEX Market Index



                                                        Fiscal Year Ending December 31
                                    1991       1992         1993        1994        1995        1996
                                    ----       ----         ----        ----        ----        ----

Marlton Technologies Inc.            100      158.33       104.17       58.33       87.50      258.33
SIC Code                             100      107.94       142.62      145.90      185.47      212.58
American Stock Exchange Index        100      101.37       120.44      106.39      137.13      144.70



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the first quarter of 1995, the Company entered into an agreement with Tsubasa Systems Company Ltd. to assist Tsubasa in the opening of portable exhibit showrooms in Japan. The Company received a 10% equity interest in the new Japanese corporation, the right to royalties on future sales, and the right through a Company joint venture to provide Expose' products for sale by the Japanese corporation. For a $3,000,000 investment in January 1996, Tsubasa received 500,000 unregistered shares of the Company's Common Stock and the Company agreed to waive all future royalties from Sparks Japan. The Company retained its 10% equity interest, as well as its vendor-customer relationship with Sparks Japan. This $3,000,000 was targeted for future acquisitions, as well as strengthening the overall financial condition of the Company. Tsubasa is listed under Security Ownership as a 5% or more beneficial owner of the Company's Common Stock as a result of this transaction.

         In August 1995, the Company was obligated to make a final contingent payment to the original sellers of Sparks Exhibits Corp. (the "Sellers"). The Company and the Sellers agreed to extend payment of this $283,877 amount for up to two years, with interest at 8% per annum and convertible into the Company's Common Stock at a price equal to $1.375 per share. In January 1997, the Sellers elected to convert this amount and received 206,456 shares of the Company's Common Stock. Two of the Sellers, representing approximately 70% in interest of the Sellers, were Stanley Ginsburg and Ira Ingerman, who are listed under Security Ownership as 5% or more beneficial owners of the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected the firm of Coopers & Lybrand as the Company's independent public accountants for 1997. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         In order for proposals of shareholders to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting, such proposals must be received by the Secretary of the Company not later than December 28, 1997.

         The Board knows of no other business to be transacted, but if any other matters are properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will vote upon such matters in accordance with their best judgment.

         The cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses. In addition to solicitation by mail, officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies by telephone, telegraph and personally. Additionally, the Company may retain the services of an independent solicitor to aid in the solicitation of proxies, for a fee (not anticipated to exceed $7,500) plus out-of-pocket costs and expenses.

         A copy of the Company's Annual Report on Form 10-KSB, including financial statements and financial statement schedules, for the year ended December 31, 1996 may be obtained without charge by writing to Marlton Technologies, Inc., 2828 Charter Road, Philadelphia, Pennsylvania 19154,
Attention: Alan I. Goldberg, Secretary.

                           MARLTON TECHNOLOGIES, INC.
           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 11, 1997
        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         Revoking any such prior appointment, the undersigned hereby appoints Robert B. Ginsburg and Alan I. Goldberg, and each of them, attorneys and agents, with power of substitution, to vote as proxy for the undersigned, as herein stated, at the Annual Meeting of Shareholders of Marlton Technologies, inc., to be held, on June 11, 1997, at 9:00 A.M. at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania, and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.


                  (To be Continued and signed on reverse side.)





_X__ Please mark your
     votes as in this                                                           THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
     example.

1.  Election of Directors     For     Withheld   Nominees:   Alan I. Goldberg   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                              ____    ____                   Seymour Hernes     IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                                                WILL BE VOTED IN FAVOR OF THE NOMINEES FOR THE
                                                                                ELECTION OF DIRECTIONS (WITH DISCRETINARY AUTHORITY
                                                                                OF THE PROXIES TO CUMULATE VOTES). THE UNDERSIGNED
                                                                                HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE
                                                                                OF MEETING AND PROXY STATEMENT RELATED TO SUCH
                                                                                ANNUAL MEETING.
                                                                                In their discretion, the Proxies are authorized to
For, except vote withheld from the following                                    vote upon such other business as may properly come
                                                                                before the Meeting, including without limitation
nominee(s):                                                                     any matters which the Board of Directors does not
                                                                                know a reasonable time before the date of the
______________________________________                                          Proxy Statement are to be presented at the
                                                                                Meeting. Please mark, date, sign and return this
                                                                                proxy promptly using the enclosed envelope.







SIGNATURE____________________________   DATE____________, 1997   SIGNATURE_______________________________ DATE _____________, 1997
                                                                                   IF HELD JOINTLY


NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.